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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Filed by the registrant    [X]
Filed by a party other than the registrant  [ ]


Check the appropriate box:

[ ]    Preliminary proxy statement                            [ ]    Confidential, for use of the Commission Only
[ ]    Definitive proxy statement                                    (as permitted by Rule 14a-6(e)(2))
] ]    Definitive additional materials
[X]    Soliciting material pursuant to Rule 14a-12


                                 POWERTEL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
|X| No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)  Title of each class of securities to which transaction applies:
       (2)  Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       (4)  Proposed maximum aggregate value of transaction:
       (5)  Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1)  Amount Previously Paid:
       (2)  Form, Schedule or Registration Statement No.:
       (3)  Filing Party:
       (4)  Date Filed:


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                       Information Concerning Participants


ADDITIONAL INFORMATION

INFORMATION REGARDING THE IDENTITY OF PERSONS WHO MAY, UNDER COMMISSION RULES, BE PARTICIPANTS IN THE SOLICITATION OF STOCKHOLDERS OF POWERTEL, INC. IN CONNECTION WITH THE PROPOSED MERGER OF POWERTEL, INC. AND DEUTSCHE TELEKOM AG, AND, IN THE ALTERNATIVE, IN CONNECTION WITH THE PROPOSED MERGER OF POWERTEL, INC. AND VOICESTREAM WIRELESS CORPORATION AND THEIR INTERESTS IN THE SOLICITATION ARE SET FORTH IN A SCHEDULE 14A FILED ON AUGUST 28, 2000 WITH THE COMMISSION. ADDITIONAL INFORMATION CONCERNING THE OFFICERS AND DIRECTORS OF POWERTEL, INC. AND THE PROPOSED TRANSACTIONS WILL BE INCLUDED IN A PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS TO BE FILED BY POWERTEL WITH THE COMMISSION.

INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE COMMISSION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTIONS. Investors will be able to obtain the documents free of charge at the Commission's website (www.sec.gov). In addition, documents filed with the Commission by Powertel, Inc. will be available free of charge by contacting Powertel, Inc., Attention:
Kevin Inda, Vice President Investor Relations, 1239 O.G. Skinner, West Point, Georgia, 31833, (706) 645-2000.

INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.


THE FOLLOWING IS A PRESS RELEASE FIRST DISSEMINATED BY POWERTEL, INC. ON OCTOBER 26, 2000.

          Powertel, Inc. Announces Third Quarter 2000 Financial Results

     WEST POINT, GA (OCTOBER 26, 2000) - Powertel, Inc. (Nasdaq/NM: PTEL), a leading wireless personal communications service (PCS) provider serving the southeastern United States, today announced its financial and operating results for the third quarter ended September 30, 2000.

     "We believe our performance during the third quarter was strong, with overall revenue growth continuing to increase. We're on track for a very strong year," said Allen E. Smith, Powertel president and chief executive officer. "We also announced the planned merger of Powertel with either Deutsche Telekom or VoiceStream and believe these combinations will result in significant benefits for U.S. consumers as the combined companies become an even more competitive national provider of next-generation wireless voice and data services."


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         Third Quarter Results

         - SUBSCRIBERS: Powertel ended the third quarter with approximately 803,000 total PCS subscribers, adding approximately 77,000 total net new subscribers during the quarter. This represents an 84 percent increase over total customers at the end of the third quarter of 1999. Net new postpaid PCS subscribers totaled approximately 10,000 while net new prepaid subscribers totaled approximately 67,000 for the quarter. At the end of the third quarter, Powertel's total subscriber base consisted of approximately 393,000 postpaid customers and 410,000 prepaid customers.

         - REVENUE: Subscriber revenues for the third quarter were $103.1 million, a 69 percent increase over the same quarter in 1999. Postpaid service revenues for the quarter were $60.0 million while prepaid service revenues were $43.0 million. Roaming revenues were $4.0 million for the quarter. Total service revenues were $113.3 million for the quarter, up 71 percent over the same period in 1999. Additionally, Powertel had $4.9 million in equipment revenue during the third quarter.

         - EBITDA: Powertel's EBITDA (operating loss before non-cash charges) for the third quarter was $4.0 million compared to a negative EBITDA of $8.9 million in the third quarter of 1999.

         - EARNINGS: Powertel had a net loss attributable to common stockholders of $54.7 million or $1.74 per basic share (on
                  31.3 million weighted average common shares) for the third quarter versus a net loss of $58.8 million or $2.10 per basic share for the third quarter of 1999.

         - CAPITAL EXPENDITURES: Third quarter capital expenditures totaled approximately $40.6 million compared with $45.8 million in the third quarter of 1999.

         Powertel, Inc. provides 100 percent digital PCS wireless services in its licensed service area in 12 states in the Southeast - one of the largest contiguous PCS networks in the southeastern United States. Through its affiliation with other GSM carriers, Powertel's coverage extends across the United States to most major cities and into much of Canada to a population of more than 200 million people. Powertel's core markets are in 34 southeastern metropolitan areas and along the major highway corridors that connect them. Athens, Atlanta, Augusta, Columbus, Birmingham, Chattanooga, Jackson, Jacksonville, Knoxville, Lexington, Louisville, Macon, Memphis, Nashville and Savannah are among the municipalities in Powertel's licensed service area, which has a population of more than 25 million people. For more information on Powertel and its products and services, visit the company on its web site at: http://www.powertel.com

         Powertel is a member of The GSM Alliance, L.L.C., a consortium of U.S. and Canadian digital wireless PCS carriers, which helps provide seamless wireless communications for its customers, whether in North America in more than 5,500 U.S. and Canadian cities and towns, or abroad. Using Global System for Mobile (GSM) communications, GSM companies provide superior voice clarity, unparalleled security and leading-edge wireless voice, data and fax features for customers. In North America, more than seven million customers are using GSM service in 47 U.S. States, the District of Columbia, and six


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Canadian Provinces, including every top 10 market in North America. For more information on the GSM Alliance, visit its web site: www.gsm-pcs.org.

         This press release contains forward-looking statements and estimates. These statements appear in a number of places in this press release and include all statements which are not historical facts and which relate to our intent, belief or current expectations with respect to, among other things, our future subscriber and revenue growth, our prospects, the proposed transactions with Deutsche Telekom and VoiceStream and the acquisition of the DiGiPH PCS assets. Words and phrases such as "will," "believe," "intend," "expect," "plan" and "on track" identify such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in these forward-looking statements as a result of: (i) the fact that the closing of the transactions described herein is subject to regulatory approvals and certain other closing conditions, which may not be obtained or met; (ii) the performance of the DiGiPH assets and competitive pressures in the DiGiPH markets; (iii) risks associated with the selection of our PCS digital protocol and PCS system implementation, competitive factors and pricing pressures, general economic conditions, the failure of the market demand for our products and services to be commensurate with our management's expectations or past experience, our ability to minimize churn of existing subscribers and the impact of present or future laws and regulations on our business; and (iv) those factors discussed in detail in our previous filings with the Securities and Exchange Commission, including the "Risk Factors" section of our Registration Statement on Form S-3 (Registration Number (333-84951)), as declared effective by the Securities and Exchange Commission on September 24, 1999.

CONFERENCE CALL INFORMATION:

         Powertel's third quarter earnings conference call will be held on Thursday, October 26th, at 10:00 a.m. (EST). A listen-only simulcast and replay of Powertel's third quarter earnings conference call can be accessed at the following Internet links:

                    www.streetevents.com and www.powertel.com


The Internet simulcast will begin at 10:00 a.m. (EST) on October 26th, and the replay will be available through November 24, 2000. For persons that do not have Internet access, please contact Powertel's investor relations department at 706-645-2000 for the telephone access number.

                                      ####


ALLEN E. SMITH, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF POWERTEL, INC., MADE THE FOLLOWING COMMENTS ON THE OCTOBER 26, 2000 POWERTEL EARNINGS ANNOUNCEMENT CONFERENCE CALL:

         As you know, there are numerous regulatory approvals that are required before the Deutsche Telekom/VoiceStream transaction, and thus the Powertel transaction with Deutsche Telekom/VoiceStream, can close. We're pleased with the early indications of the approval process and believe these transactions are on schedule to close during the second half of 2001.

     Overall, we're pleased with both our performance thus far this year as well as the strategic initiatives we announced with Deutsche Telekom/VoiceStream.



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